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                                                                     EXHIBIT 5.1


                                 CARLTON FIELDS
                                ATTORNEYS AT LAW

     One Harbour Place                                Mailing Address:
777 S. Harbour Island Boulevard             P.O. Box 3239, Tampa, FL 33601-3239
  Tampa, Florida 33602-5799                 Tel (813)223-7000  Fax (813)229-4133


                                  May 21, 1998


Northeast Bancorp
232 Center Street
Auburn, Maine 04210


            RE:  NORTHEAST BANCORP
                 REGISTRATION STATEMENT ON FORM S-3


Gentlemen:

         We have acted as counsel to Northeast Bancorp, Inc., a Maine corporation (the "Company"), in connection with the preparation of filing by the Company of a registration statement on Form S-3 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 350,000 shares of the Company's common stock, $1.00 par value (the "Shares"), all of which are issued and outstanding and are to be sold by that certain selling stockholder named in the Registration Statement ("Selling Stockholder").

         In rending this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments, certificates or comparable documents of public officials and of officers and representatives of the Company, and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed, including without limitation, including, the following: (a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company, (c) certain resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Shares to be sold by the Selling Stockholder, and (d) the Registration Statement.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed, or photostatic, the authenticity of the original of such documents, and the accuracy and completeness of all corporate records made available to us by the Company. We also have assumed that all agreements and instruments executed by parties other than the Company are the

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Northeast Bancorp
May 21, 1998
Page 2




valid, binding and enforceable obligations of such parties and that the individuals signing on behalf of such parties have been duly authorized to execute and deliver such agreements and instruments.

         Based on the foregoing and in reliance thereon, we are of the opinion that the Shares to be issued and sold by the Selling Stockholder have been duly authorized and are validly issued, fully paid and nonassessable.

         We are aware that we are referred to under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement relating to the Shares, and we hereby consent to such use of our name in such Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.



                                                Very truly yours,

                                                CARLTON, FIELDS, WARD, EMMANUEL,
                                                 SMITH & CUTLER, P.A.


                                                By: /s/ Richard A. Denmon
                                                    ----------------------------
                                                      Richard A. Denmon


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